UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

[AGL Resources Inc. letterhead]

For Immediate Release

contact:

Financial:

Steve Cave

Director, Investor Relations

(404) 584-3801

Media:

Nick Gold

Director, Media Relations

(404) 584-3457 or (404) 275-9501

AGL RESOURCES CLOSES ON ITS ACQUISITION

OF JEFFERSON ISLAND STORAGE & HUB

REQUESTS FOR STORAGE NOW BEING SOUGHT ON FACILITY NEAR HENRY HUB

HOUSTON, October 1, 2004 – AGL Resources (NYSE: ATG), a energy holding company with operations throughout the Southeast, today completed the acquisition of Jefferson Island Storage & Hub, LLC  from an American Electric Power subsidiary.  The acquisition was announced Aug. 9.

AGL Resources purchased the asset for an adjusted price of $90.3 million which included approximately $9.0 million of working gas inventory.  Pivotal Energy, AGL Resources’ business development arm, will be responsible for the day-to-day operation of the facility, and immediately will begin taking requests for firm and interruptible storage and hub services.  Currently, Pivotal has available firm capacity for lease.

Jefferson Island Storage & Hub is in Erath, Vermilion Parish, La., approximately eight miles from the Henry Hub. The facility consists of two salt dome gas storage caverns with 9.9 million Dekatherms (Dth) of total capacity, and about 7.3 million Dth of working gas capacity. The facility has approximately 720,000 Dth/day withdrawal capacity and 240,000 Dth/day injection capacity.

“As AGL Resources continues to expand its business, it is more important than ever to insure we invest in strategic assets that provide us with significant flexibility and the opportunity to offer reliable service,” said Kevin P. Madden, executive vice president of distribution and pipeline operations. “Jefferson Island is a high-deliverability facility which is geographically very well located, and with the capacity to cycle inventory multiple times over the course of the year. The facility also has the capacity for future expansion.”

Pivotal’s Jefferson Island system provides for storage and hub services through its direct connection to the Henry Hub via Sabine Pipeline, and its interconnection with seven other pipelines:  Texas Gas Transmission, Columbia Gulf Transmission, Sea Robin Pipeline, Tennessee Gas Pipeline, Gulf South Pipeline, Natural Gas Pipeline Co. of America and Crosstex Energy (formerly Louisiana Interstate Gas pipeline).

Parties interested in bidding for firm or interruptible service at the Jefferson Island facility should contact Pivotal Energy Development at 832-397-1777 or lmarshal@aglresources.com.

About AGL Resources

AGL Resources (NYSE: ATG) is an Atlanta-based energy services holding company, and was named 2003 Gas Company of the Year by Platts Global Energy Awards.  Its utility subsidiaries – Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas – serve approximately 1.8 million customers in three states. Houston-based subsidiary, Sequent Energy Management, provides natural gas asset management and producer services. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company’s telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

This press release contains forward-looking statements.  Company management cautions readers that the assumptions  that form the basis for the forward-looking statements include many factors that are beyond company management’s ability to control or estimate precisely.  Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company’s service territories and those of the company’s subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light’s performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia’s Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company’s wholesale services segment’s counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks’ customers; AGL Networks’ introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks’ dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension and postretirement funding costs; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; direct or indirect effects on the company’s business, financial condition or liquidity resulting from a change in the company’s credit ratings or the credit ratings of the company’s competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company’s business; impact of litigation; impact of changes in prices on the margins achievable in the unregulated retail gas marketing business; impact of acquisitions and divestitures, including (1) the risk that acquired businesses will not be integrated successfully with our existing business or such integration may be more difficult, time-consuming or costly than expected, (2) expected revenue synergies, strategies and/or cost savings from acquisitions may not be fully realized or realized within the expected time frame, and (3) revenues following the our acquisitions may be lower than expected; and other risks described in the company’s documents on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: October 1, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer